SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  May 25, 2006
                         -------------------------------
                         Date of Earliest Reported Event

                              AMEN Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    000-22847
                            ------------------------
                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         2300 W. Wall Street, Suite 2300
                              Midland, Texas 79701
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       NA
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[__] Written communications pursuant to Rule 425 under Securities Act (17 CFR
     230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with the completion of the acquisition described in Item 2.01 below, the registrant's newly acquired subsidiary, Priority Power Management Ltd., has entered into the following employment agreements:

     o    Employment  and  Non-Competition   Agreement  between  Priority  Power
          Management Ltd. and John J. Bick dated as of June 1, 2006, which provides for the employment of Mr. Bick for three years with successive one-year extensions thereafter unless terminated by either party. The agreement provides for an annual base salary of $140,000 and other benefits including reimbursement of expenses, insurance, vacation time, an annual bonus based upon performance criteria to be set each year, and other benefits generally provided by the employer. The agreement contains a non-compete provision which restricts certain activities by the employee during the term of the agreement and for a period of three years after termination of the agreement, and the employee is required to maintain the confidentiality of the employer's confidential information. The employment will be terminated upon the employee's death and may be terminated by the employer upon disability of the employee, for cause or other than for cause, or by the employee for good reason upon 30 days notice or for any other reason upon 90 days notice. The employee is not entitled to any severance benefits unless the employment is terminated by the employer other than for cause, in which case the company will either release the employee from the non-compete provisions or continue to pay the employee his
          then-current   base  salary  until  expiration  of  the  term  of  the
          agreement.

     o Employment Agreement between Priority Power Management Ltd. and Padraig Ennis dated May 24, 2006 to be effective as of June 1, 2006, which provides for the employment of Mr. Ennis for three years unless terminated by either party. The agreement provides for an annual base salary of $140,000 and other benefits including reimbursement of expenses, insurance, vacation time, and other benefits generally provided by the employer. The agreement also provides for a one time bonus of $50,000 in connection with the consummation of the transaction described in Item 2.01 below, and an annual bonus related to the net income of Priority Power (as defined below), but not less than $30,000 per year. The agreement provides that for a period of 18 months after termination of the agreement by the employer for cause the employee will not solicit any person with whom the employer does business, interfere in any relationship of the employer or disparage the employer. The employment will be terminated upon the employee's death or permanent disability of the employee and may be terminated by the employer for cause or other than for cause, or by the employee for good reason. The employee is not entitled to any severance benefits unless the employment is terminated by the employer other than for cause or by the employee for good reason, in which case the employee will be entitled to severance equal to one year of the employee's base salary, payable either in a lump sum or semi-monthly payments at the discretion of the employer.



Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 25, 2006, Amen Properties, Inc. (the "Company") completed its acquisition of all of the outstanding partnership interests in Priority Power Management, Ltd. and Priority Power Management Dallas, Ltd. (collectively, "Priority Power") pursuant to a Securities Purchase Agreement by and between the Company and its subsidiary, NEMA Properties LLC ("NEMA"), and the partners of Priority Power dated May 18, 2006 (the "Purchase Agreement"). Priority Power is in the business of providing energy management consulting services, and the Company believes that Priority Power's business is complimentary to the retail electricity provider business conducted by the Company's subsidiary, W Power and Light, LP ("W Power"). The total purchase price was $3,730,051.14, comprised of (i) $500,000 in cash, and (ii) promissory notes with the aggregate principal amount of $3,230,051.14 from the Company and NEMA and payable to the sellers, which accrue interest at the annual rate of 7.75% and are payable in equal quarterly installments of principal and accrued interest beginning at the end of the first full quarter after closing of the transaction and maturing on December 31, 2013. The cash portion of the purchase price was paid by the Company and NEMA from available cash, and no financing was utilized. The purchase price was determined based upon an appraisal of Priority Power and interim operating results of Priority Power.

There are several business relationships among Priority Power, its partners, the Company and its subsidiaries, and their respective affiliates. The Company's retail electricity provider subsidiary, W Power, has contractual relationships with Priority Power with respect to providing electricity to less than 0.2% of Priority Power's clients and the Company believes W Power will not provide energy to any Priority Power clients in the future. Additionally certain of the partners of Priority Power are customers of W Power. Listed in Schedule 4.21 of the Purchase Agreement are certain of the partners of Priority Power who are customers of Priority Power, none of which are considered significant customers. In addition, certain of the partners of Priority Power are also five percent or more stockholders of the Company or affiliates of stockholders of the Company, including an affiliate of Jon M. Morgan, the President and Chief Operating Officer of the Company, and Eric L. Oliver, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. Jon M. Morgan is a fifty percent owner of Anthem Oil and Gas, Inc which is a limited partner of Priority Power. Mr. Morgan also owns an interest in the general partner of Priority Power Management, Ltd. Eric L. Oliver owns a thirty-seven and a half percent interest in a limited partner of Priority Power, Oakdale Ventures, Ltd. The full names of all of the sellers under the Purchase Agreement are set forth in the copy of the Purchase Agreement filed as an Exhibit to the Company's Form 8-K Current Report filed May 24, 2006.



Item 9.01. Financial Statements and Exhibits.

       (a) Financial Statements of Businesses Acquired.

             Priority Power Management, Ltd
             Consolidated Financial Statements for the
             Years Ended December 31, 2005 and 2004                   Page    5

             Priority Power Management, Ltd
             Consolidated Financial Statements for the
             Three Months Ended March 31, 2006 and 2005               Page    18

       (b) Pro Forma Financial Information.

           The following pro forma financial statements of the Registrant are submitted at the end of this Current Report on Form 8-K and are filed herewith and incorporated herein by reference:


       Summary of Unaudited Pro Forma Financial Statements                    27

       Pro Forma Balance Sheet as of March  31, 2006                          28

       Pro Forma Statement of Operations for the three months
       ended March 31, 2006                                                   29

       Pro Forma Statement of Operations for the year
       ended December 31, 2005                                                30

       (c)   Exhibits.

                                        Title                        Exhibit No.
                                        -----                        -----------

             Employment Agreement between Priority Power                10.1
             Management,  Ltd and John Bick

             Employment Agreement between Priority Power                10.2
             Management,  Ltd and Padraig Ennis

             Securities  Purchase  Agreement  among Amen                10.3
             Properties,  Inc. and NEMA Properties, LLC,
             Priority   Power    Management,   Ltd.  and
             Priority  Power   Management  Dallas,  Ltd.
             and their  respective partners  dated as of
             May  18,  2006  (including   the   forms of
             promissory  note and assignment   delivered
             at closing), incorporated by reference to the Company's Form 8-K Current Reported filed on May 24, 2006.

             Press   release   regarding  the  Company's                99.1
             completion of acquisition of Priority Power
             Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMEN PROPERTIES, INC.
                                          (Registrant)

                                          By: /s/ Eric Oliver
                                              ----------------------------------
Date: July 15, 2006                           Eric Oliver
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

                      CONSOLIDATED FINANCIAL STATEMENTS AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                         PRIORITY POWER MANAGEMENT, LTD.

                           DECEMBER 31, 2005 and 2004

                                TABLE OF CONTENTS


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                             7

CONSOLIDATED FINANCIAL STATEMENTS

       CONSOLIDATED BALANCE SHEETS                                             8

       CONSOLIDATED STATEMENTS OF INCOME                                       9

       CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL                           10

       CONSOLIDATED STATEMENTS OF CASH FLOWS                                  11

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             12

               Report of Independent Certified Public Accountants
               --------------------------------------------------





To the Partners of
Priority Power Management, Ltd.

We have audited the consolidated balance sheets of Priority Power Management, Ltd. (the "Partnership"), as of December 31, 2005 and 2004, and the related consolidated statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. According, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial consolidated position of Priority Power Management, Ltd., as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                JOHNSON MILLER & CO., CPA's PC



Midland, Texas
April 25, 2006

                         Priority Power Management, Ltd.

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2005 and 2004

                                     ASSETS

                                                          2005           2004
                                                      ----------     ----------
CURRENT ASSETS
    Cash and cash equivalents (Note 2)                $  614,996        600,917
    Accounts receivable                                  402,771        311,237
    Prepaid assets                                         2,153            633
                                                      ----------     ----------
         Total current assets                          1,019,920        912,787

Property and equipment  (Note 3)                          57,123         27,124

Contract rights (Note 4)                                  66,541              -
                                                      ----------     ----------
         Total assets                                 $1,143,584        939,911
                                                      ==========     ==========


                        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
    Accounts payable, trade                           $   66,359          7,526
    Accounts payable, related party                       18,927         12,470
    Accrued liabilities                                  391,607            180
    Deferred revenue                                      22,175              -
                                                      ----------     ----------
         Total current liabilities                       499,068         20,176

Minority interest (Note 2)                                81,640              -

Commitments and contingencies (Note 8)                         -              -

Partners' capital                                        562,876        919,735
                                                      ----------     ----------
         Total liabilities and partners' capital      $1,143,584        939,911
                                                      ==========     ==========






The accompanying notes are an integral part of these consolidated financial statements.

                         Priority Power Management, Ltd.

                        CONSOLIDATED STATEMENTS OF INCOME

                     Years Ended December 31, 2005 and 2004


                                                         2005           2004
                                                      ----------     ----------
Revenues:
   Management consulting fees                         $1,878,805     1,009,852
                                                      ----------     ----------
Costs and expenses:
   General and administrative                            871,347       657,533
   Cost of services                                      115,444             -
   Depreciation                                           95,521         8,296
                                                      ----------     ----------
         Total costs and expenses                      1,082,312       665,829
                                                      ----------     ----------
Operating income                                         796,493       344,023
                                                      ----------     ----------
Other income (expense):
   Interest income                                        17,566         8,062
   Settlement expense (Note 8)                          (391,327)            -
   Impairment of contract rights (note 4)                (66,514)            -
   Other                                                     333         5,442
                                                      ----------     ----------
         Total other (expense) income, net              (439,942)       13,504
                                                      ----------     ----------
Total income before minority interest                    356,551       357,527
                                                      ----------     ----------
Minority interest (Note 2)                               (81,640)            -
                                                      ----------     ----------
Net income                                            $  274,911       357,527
                                                      ==========     ==========





The accompanying notes are an integral part of these consolidated financial statements.

                         Priority Power Management, Ltd.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                     Years Ended December 31, 2005 and 2004

                                                               General            Limited
                                                              Partners            Partners              Total
                                                           --------------       -------------      -------------
Balance, January 1, 2004                                   $        5,623             556,585            562,208
   Net income                                                       3,575             353,952            357,527
                                                           --------------       -------------      -------------
Balance, December 31, 2004                                          9,198             910,537            919,735
   Contributions                                                        -               1,400              1,400
   Distributions                                                        -            (140,000)          (140,000)
   Acquisition of limited partners' interest (Note 5)                   -            (493,170)          (493,170)
   Net income                                                       2,749             272,162            274,911
                                                           --------------       -------------      -------------
Balance, December 31, 2005                                 $       11,947             550,929            562,876
                                                           ==============       =============      =============






The accompanying notes are an integral part of these consolidated financial statements.

                         Priority Power Management, Ltd.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 2005 and 2004

                                                            2005              2004
                                                       -------------     -------------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
Net income                                             $    274,911         357,527
Adjustments to reconcile net income to net cash
   Provided by operating activities:
   Depreciation                                              12,070           8,296
   Amortization of contract rights                           83,451               -
   Impairment of contract rights                             66,514               -
   Settlement expense                                       391,327               -
   Minority interest                                         81,640               -
Change in assets and liabilities:
   Increase in accounts receivable                          (91,534)        (92,260)
   Increase in prepaid assets                                (1,520)            (91)
   Increase (decrease) in accounts payable                   65,290         (11,620)
   Increase (decrease) in accrued liabilities                   100          (3,819)
   Increase in deferred revenue                              22,175               -
                                                       -------------    -------------
         Net cash provided by operating activities          904,424         258,033
                                                       -------------    -------------
Cash flows from investing activities:
   Purchase of property and equipment                       (42,069)        (11,747)
   Purchase of contract rights                             (216,506)              -
                                                       -------------    -------------
         Net cash used in investing activities             (258,575)        (11,747)
                                                       -------------    -------------
Cash flows from financing activities:
   Partner distributions                                   (140,000)              -
   Partner contributions                                      1,400               -
   Acquisition of limited partner interest                 (493,170)              -
                                                       -------------    -------------
         Net cash used in financing activities             (631,770)              -
                                                       -------------    -------------
Net increase in cash and cash equivalents                    14,079         246,286

Cash and cash equivalents at beginning of year              600,917         354,631
                                                       -------------    -------------
Cash and cash equivalents at end of year               $    614,996         600,917
                                                       =============    =============






The accompanying notes are an integral part of these consolidated financial statements.

                         Priority Power Management, Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Priority Power Management, Ltd. (the "Partnership") was organized January 29, 2001, as a Texas limited partnership. The Partnership is primarily involved in aggregating electric consumers and negotiates power prices on their behalf with retail electric providers (REPs) for which the Partnership earns monthly aggregation fees (ranging from $.0008-$.004 per KWH to fixed fees) based on the aggregated customers' monthly electric usage.

The Partnership's general partner is Priority Power Management I, L.L.C.

The Partnership is owned 99% by the limited partner and 1% by the general partner.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

Priority Power Management Dallas, Ltd. ("PPM-Dallas"), a related partnership engaged in the same business as the Partnership, was organized September 5, 2003, as a Texas limited partnership. In connection with PPM-Dallas' formation, on September 5, 2003, the Partnership advanced significant operating funds to PPM-Dallas through a $500,000 revolving line of credit agreement, payable with interest at 14%, and due September 2005 (subsequently extended to March 3, 2006). In connection with the credit agreement, the Partnership received warrants to purchase interest up to 75% of general partner and up to 75% of limited partner interest at a price of $100 per interest. See Note 9 for the Partnership's exercise of the warrants on January 30, 2006.

The Partnership performed an evaluation of its credit and warrant agreements with PPM-Dallas to determine if the associated entity constitutes a Variable Interest Entity, or VIE, as defined under Interpretations 46 and 46R, "Consolidation of Variable Interest Entities," or FIN 46 and 46R, respectively. In general, a VIE is an entity that has (i) an insufficient amount of equity for the entity to carry on its principal operations, without additional subordinated financial support from other parties, (ii) a group of equity owners that are unable to make decisions about the entity's activities, or (iii) equity that does not absorb the entity's losses or receive the benefits of the entity. If any one of these characteristics is present, the entity is subject to FIN 46R's variable interests consolidation model.

Based upon the Partnership's interpretation of FIN 46 and 46(R), the Partnership believes PPM-Dallas should be consolidated with the Partnership due to an insufficient amount of equity for the entity to carry on its principal operations without the additional financial support of the Partnership.

The  consolidated   financial   statements  include  all  the  accounts  of  the
Partnership  and  PPM-Dallas.   All   significant   intercompany   accounts  and
transactions have been eliminated in consolidation.

                         Priority Power Management, Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Partnership considers highly liquid debt instruments which have an original maturity of three months or less to be cash equivalents.

A portion of the  Partnership's  cash and cash  equivalents  are  maintained  in financial institutions located in the Partnership's area of operations in amounts that, from time to time, exceed federally insured limits. The Partnership has not experienced any losses in such amounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

Management regularly reviews accounts receivable and allowance for doubtful accounts. This allowance is established on a customer specific basis and is based upon the period of time an amount is past due and the financial condition of the obligor, as well as other factors.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The useful lives of equipment and other property are 3 to 10 years.

When assets are disposed of, the cost and related accumulated depreciation or amortization is removed from the accounts and the resulting gain or loss is recognized in operations. The cost of maintenance and repairs is recognized as incurred, whereas significant renewals or betterments are capitalized.

Impairment of Long-Lived Assets

The Partnership periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following: a significant decrease in the market value of an asset, a significant change in the extent or matter in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss consolidated with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

                         Priority Power Management, Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

No provision for income taxes is made in the Partnership's financial statements because the taxable income or loss of the Partnership is includable in the income tax returns of the individual partners.

Minority Interest

The Partnership allocates net losses of PPM-Dallas to minority interest to the extent of the carrying amount of the minority interest with any excess absorbed by the Partnership. The Partnership allocates net earnings of PPM-Dallas to minority interest after recovery of any excess losses absorbed. The following is a summary of PPM-Dallas' minority interest (deficit) activity for the years ended December 31:

                                                     2005             2004
                                               -------------     -------------
PPM-Dallas partners' equity:
  Balance, beginning or year                   $    (191,138)          (12,584)
  Net earnings (loss)                                272,778          (178,554)
                                               -------------     -------------

      Balance, end of year                     $      81,640          (191,138)
                                               =============     =============

Minority interest in earnings (loss):
  Net earnings (loss)                          $     272,778          (178,554)
  (Earnings) loss absorbed (recouped)
   by Partnership                                   (191,138)          178,554
                                               -------------     -------------

      Minority interest in earnings            $      81,640                 -
                                               =============     =============


Revenue Recognition

The Partnership's aggregation fee revenue is recognized when the underlying electricity consumption has occurred.

Deferred revenues relate to unearned prepaid aggregation fees.

Consulting and service income and related cost are recognized as the work is performed.

LAAR (Load acting as a reactor) revenue is the Partnership's share of fees derived from agreements between certain electric customers and the REPs whereby the customers have consented to reduce their electric power usage during certain time for benefit of the REP. In exchange, the customer receives certain fees from REPs.

                         Priority Power Management, Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 153, Exchanges of Nonmonetary Assets. This Statement amends APB Opinion No. 29, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The provisions of this Statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

In May 2004, the FASB issued SFAS No. 154, Accounting Charges and Error Corrections. This Statement replaces APB Opinion 20 and FASB Statement No. 3 and changes the requirements for the accounting and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of this Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Management does not believe these new standards will have a material impact on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

The Partnership's property and equipment at December 31, are as follows:

                                                   2005               2004
                                               -------------     -------------

Office furniture                               $      32,526            24,786
Computer software and office equipment                61,824            27,494
                                               -------------     -------------
                                                      94,350            52,280
Less accumulated depreciation                        (37,227)          (25,156)
                                               -------------     -------------
                                               $      57,123            27,124
                                               =============     =============

Depreciation expense was $12,070 and $8,296 for 2005 and 2004, respectively.

                         Priority Power Management, Ltd.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


NOTE 4 - CONTRACT RIGHTS

On May 27, 2005, the Partnership acquired the contractual rights to certain future aggregation fees to be received through April 2009, for $216,507. For the year ended December 31, 2005, the Partnership received aggregation fees of $46,823 and recorded amortization expense of $83,451. At December 31, 2005, due to the cancellation of certain customers subject to the contractual rights, management of the Partnership determined that the remaining carrying value of the contract rights was impaired by $66,514 and thus reduced to $66,541.

NOTE 5 - ACQUISITION OF PARTNERS' CAPITAL

On November 28 and December 9, 2005, the Partnership acquired 15,000 and 9,375 limited partnership units for $285,000 and $208,170, respectively. The consolidated purchase price of $493,170 was recorded as a reduction in limited partners' capital. At December 31, 2005, the Partnership had 100,000 limited partnership units.

NOTE 6 - RELATED PARTY TRANSACTIONS

At December 31, 2005 and 2004, the Partnership leased office space from an affiliated entity. The Partnership paid rental fees to this affiliated entity of approximately $20,000 and $16,700 during the years ended December 31, 2005 and 2004, respectively.

Future minimum lease annual payments under a non-cancelable operating lease for the years ending December 31 are as follows:

              2006                                                  $     19,406
              2007                                                        16,171
                                                                    ------------
                                                                    $     35,577
                                                                    ============


NOTE 7 - EMPLOYEE BENEFIT PLAN

In May 2002, the Partnership adopted a defined contribution safe harbor 401(k) plan, which covers substantially all of its eligible employees. The Partnership is required to contribute to the 401(k) plan so that its "safe harbor" status may be maintained. The Partnership made contributions of approximately $5,200 and $5,400 for 2005 and 2004, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

During 2005, the Partnership entered into a contract on behalf of Citation Oil and Gas for the purchase of gas and electricity. Under the terms of Citation's consulting agreement, the Partnership was only an agent for the purchase of electricity. As a result of entering into the contract for the purchase of gas, the Partnership incurred an obligation to pay Citation $391,327.

The Partnership is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Partnership.


NOTE 9 - SUBSEQUENT EVENT

On January 30, 2006, the general partner of the Partnership acquired 65% of the partnership of Priority Power Management Dallas, Ltd for $13,000.

                         PRIORITY POWER MANAGEMENT, Ltd.
                         -------------------------------




                        Consolidated Financial Statements
                   Three Months Ended March 31, 2006 and 2005

                                      INDEX

Part I.   FINANCIAL INFORMATION                                             PAGE

Item 1.   Consolidated Financial Statements

          Consolidated Balance Sheet at March 31, 2006
          (Unaudited) 20

          Consolidated Statement of Operations--for the three months
          ended March 31, 2006 and 2005 (Unaudited)                           21

          Consolidated Statement of Cash Flows-- for the three months
          ended March 31, 2006 and 2005 (Unaudited)                           22

          Notes to Combined Financial Statements (Unaudited)                  23

                         PRIORITY POWER MANAGEMENT, LTD.
                           CONSOLIDATED BALANCE SHEETS
                                 March 31, 2006
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents (note A3)                     $     783,152
   Accounts receivable (note A4)                                 427,922
   Prepaid assets                                                  1,497
                                                           -------------
       Total current assets                                                     1,212,571

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $56,345 (note A5 and C)                        40,123

CONTRACT RIGHTS (note D)                                          30,782
                                                           -------------
       Total other assets                                                          70,905
                                                                            -------------
                TOTAL ASSETS                                                $   1,283,476
                                                                            =============
LIABILITIES AND PARTNERS'S CAPITAL

CURRENT LIABILITIES
   Accounts payable, trade                                 $      60,197
   Deferred revenue (note A9)                                     73,692
   Accrued liabilities (note E)                                  391,965
                                                           -------------
       Total current liabilities                                                  525,854

MINORITY INTEREST (note A8)                                                       136,250

PARTNERS' CAPITAL                                                                 621,372
                                                                            -------------
              TOTAL LIABILITIES AND PARTNERS' CAPITAL                       $   1,283,476
                                                                            =============





The accompanying summary of accounting policies and footnotes are an integral part of these consolidated financial statements.

                         PRIORITY POWER MANAGEMENT, LTD.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Three Months Ended March 31,
                                   (Unaudited)

                                                            2006                2005
                                                        -------------    -------------
Revenues:
   Management consulting fees                           $     649,004          327,256
                                                        -------------    -------------
       Total revenues                                         649,004          327,256
                                                        -------------    -------------
Cost and Expenses:
   General and administrative                                 291,573          178,283
   Cost of Services                                            51,643            8,975
   Depreciation                                                19,118            2,518
                                                        -------------    -------------
         Total cost and expenses                              362,334          189,776
                                                        -------------    -------------
Operating income                                              286,670          137,480
                                                        -------------    -------------
Other income (expense):
   Interest income                                              4,006            3,655
   Other                                                           50             (186)
                                                        -------------    -------------
         Total other income                                     4,056            3,469
                                                        -------------    -------------
Income before income taxes and minority interest              290,726          140,949

Minority interest                                             (54,610)               -
                                                        -------------    -------------
NET INCOME                                              $     236,116          140,949
                                                        =============    =============






The accompanying summary of accounting policies and footnotes are an integral part of these consolidated financial statements.

                         PRIORITY POWER MANAGEMENT, LTD.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      For the Three Months Ended March 31,
                                   (Unaudited)

                                                                         2006            2005
                                                                    -------------    -------------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
   Net income                                                       $     236,116          140,949
   Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation                                                          19,118            2,518
     Minority interest                                                     54,610                -
   Changes in operating assets and liabilities:
     Accounts receivable                                                 (25,151 )          66,500
     Prepaid assets                                                           657              216
     Accounts payable                                                    (25,089 )           (385 )
     Accrued liabilities                                                      358              297
     Deferred revenue                                                      51,516                -
                                                                    -------------    -------------
   Net cash provided by operating activities                              312,135          210,095
                                                                    -------------    -------------
Cash flows from investing activities:
     Purchases of property and equipment                                   (2,118)          (4,740)
     Collection of purchased contract rights                               35,759                -
                                                                    -------------    -------------
   Net cash provided by (used in) investing activities                     33,641           (4,740)
                                                                    -------------    -------------
Cash flows from financing activities:
     Priority Power Management, Ltd Partner distributions                (180,000)       (140,000 )
     Partner Contributions                                                  2,380                -
                                                                    -------------    -------------
   Net cash used in financing activities                                 (177,620)        (140,000)
                                                                    -------------     ------------

Net decrease in cash and cash equivalents                                 168,156           65,355

Cash and cash equivalents at beginning of period                          614,996          600,917
                                                                    -------------    -------------
Cash and cash equivalents at end of period                          $     783,152          666,272
                                                                    =============    =============





The accompanying summary of accounting policies and footnotes are an integral part of these consolidated financial statements.

                         PRIORITY POWER MANAGEMENT, LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2006
                                   (Unaudited)




NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.   Organization

     Priority Power Management, Ltd. (the "Partnership") was organized January 29, 2001, as a Texas limited partnership. The Partnership is primarily involved in aggregating electric consumers and negotiates power prices on their behalf with retail electric providers ("REPS") for which the Partnership earns monthly aggregation fees (ranging from $.0008 - $.004 per KWH to fixed fees) based on the aggregated customer's monthly electric usage.

     The Partnership's general partner is Priority Power Management I, L.L.C.

     The Partnership is owned 99% by the limited partners and 1% by the general partner.

     2.   Basis of Consolidation

     Priority Power Management Dallas, Ltd. ("PPM-Dallas"), a related partnership engaged in the same business as the Partnership, was organized September 5, 2003, as a Texas limited partnership. In connection with PPM-Dallas' formation, on September 5, 2003, the Partnership advanced significant operating funds to PPM-Dallas through a $500,000 revolving line of credit agreement, payable with interest at 14%, and due September 2005 (subsequently extended to March 3, 2006). In connection with the credit agreement, the Partnership received warrants to purchase interest up to 75% of general partner and up to 75% of limited partner interest at a price of $100 per interest. See Note B for the Partnership's exercise of the warrants on January 30, 2006.

     The Partnership performed an evaluation of Priority Power Management Dallas, Ltd. to determine if the associated entity constitutes a Variable Interest Entity, or VIE, as defined under Interpretations of 46 and 46R, "Consolidation of Variable Interest Entities," or FIN 46 and 46R, respectively. In general, a VIE is an entity that has (i) an insufficient amount of equity for the entity to carry on its principal operations, without additional subordinated financial support from other parties, (ii) a group of equity owners that are unable to make decisions about the entity's activities, or (iii) equity that does not absorb the entity's losses or receive the benefits of the entity. If any one of these characteristics is present, the entity is subject to FIN 46R's variable interests consolidation mode.

     Based upon the Partnership's interpretation of FIN 46 and 46R, the Partnership believes Priority Power Management Dallas, Ltd. should be combined with Priority Power Management, Ltd. due to an insufficient amount of equity for the entity to carry on its principal operations without the additional financial support of Priority Power Management, Ltd.

     The combined financial statements include all the accounts of Priority Power Management, Ltd. and Priority Power Management Dallas, Ltd. All significant inter-company accounts and transactions have been eliminated in combination.

     3.   Cash Equivalents

     The Partnership considers highly liquid debt instruments which have an original maturity of three months or less to be cash equivalents.

     A portion of the Partnership's cash and cash equivalents are maintained in financial institutions located in the Partnership's area of operations in

                         PRIORITY POWER MANAGEMENT, LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2006
                                   (Unaudited)


     amounts that, from time to time, exceed federally insured limits. The Partnership has not experienced any losses in such amounts and believes it is not exposed to any significant credit risk.

     4.   Accounts Receivable

     Management regularly reviews accounts receivable and allowance for doubtful accounts. This allowance is established on a customer specific basis and is based upon the period of time an amount is past due and the financial condition of the obligor, as well as other factors.

     5.   Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The useful lives of equipment and other property are 3 to 10 years.

     When assets are disposed of, the cost and related accumulated depreciation or amortization is removed from the accounts and the resulting gain or loss is recognized in operations. The cost of maintenance and repairs is recognized as incurred, whereas significant renewals or betterments are capitalized.

     6.   Impairment of Long-Lived Assets

     The Partnership periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following: a significant decrease in the market value of an asset, a significant change in the extent or matter in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

     The Partnership considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators or impairments are present, the Partnership evaluates the carrying value of these assets in reaction to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of expected future cash flows are less than the assets' carrying value.

     7.   Income Taxes

     No provision for income taxes is made in the Partnership's financial statements because the taxable income or loss of the Partnership is includable in the income tax returns of the individual partners.

     8.   Minority Interest

     Minority interest represents the interest of unit holders in Priority Power Management, Dallas, Ltd other than the Partnership in net earnings and net equity of Priority Power Management Dallas, Ltd.

                         PRIORITY POWER MANAGEMENT, LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2006
                                   (Unaudited)


     9.   Revenue Recognition

     The Partnership's aggregation fee revenue is recognized when the underlying electricity consumption has occurred.

     Deferred revenues relate to unearned prepaid aggregation fees.

     10.  Use of estimates

     In preparing financial statements in conformity with accounting principles generally accepted in the United Sates of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     11.  Recent Accounting Pronouncements

     In May 2004, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion 20 and FASB Statement No.3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of this Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and
     140. This Statement amends FASB Statement No.133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." The provisions of this Statement shall be effective for financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

     In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The provisions of this Statement shall be effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006.

     Management does not believe the new pronouncements will have a material impact on its financial statements.

NOTE B - BUSINESS COMBINATIONS

     Effective January 30, 2006, Priority Power Management, Ltd completed the acquisition of approximately 65% of the limited partnership interest in Priority Power Management, Dallas, Ltd for an aggregate consideration of approximately $13,000.

                         PRIORITY POWER MANAGEMENT, LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2006
                                   (Unaudited)


     The following summary compares the Partnership's operating results for the three months ended March 31, 2006 as reported, to a pro forma of those results prepared on the assumption that the purchase had taken place on January 1, 2006.

                                                       As
                                                    Reported         Proforma
                                                -------------     -------------
     Revenues                                   $     649,004           694,004
                                                =============     =============
     Net income                                 $     236,116           236,116
                                                =============     =============


NOTE C - PROPERTY AND EQUIPMENT

     The Partnership's property and equipment at March 31, 2006 is as follows:

            Computer software                                     $      24,618
            Office furniture                                             32,526
            Office equipment                                             39,324
                                                                  -------------
                                                                         96,468
            Less: accumulated depreciation                              (56,345)
                                                                  -------------

                                                                  $      40,123

     Depreciation expense for the three months ended March 31, 2006 and 2005 was $19,118 and 2,518, respectively.


NOTE D - CONTRACT RIGHTS

     On May 27, 2005 the Partnership acquired the contractual rights to certain future aggregation fees to be received through April 2009, for $216,507. For the period ended March 31, 2006, the Partnership received aggregation fees of $ 35,759.

NOTE E - ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at March 31, 2006:

     Accrued contract obligation                                  $     391,327
     Other liabilities                                                      638
                                                                  -------------
                                                                  $     391,965
                                                                  =============

NOTE F - RELATED PARTY TRANSACTIONS

     At March 31, 2006 and 2005 the Partnership leased office space from an affiliated entity. The Partnership paid rental fees to this affiliated entity of approximately $ 5,411 and $3,011 for the period ended March 31, 2006 and 2005, respectively.

                         PRIORITY POWER MANAGEMENT, LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2006
                                   (Unaudited)


NOTE G - EMPLOYEE BENEFIT PLAN

     In May 2002, the Partnership adopted a defined contribution safe harbor 401(k) plan, which covers substantially all of its eligible employees. The Partnership is required to contribute to the 401(k) plan so that its "safe harbor" status may be maintained. The Partnership made contributions of approximately $1,300 for the period ended March 31, 2006 and 2005, respectively.

                     AMEN Properties, Inc. and Subsidiaries
                              SUMMARY OF UNAUDITED
                         PRO FORMA FINANCIAL STATEMENTS


This unaudited pro forma information should be read in conjunction with the financial statements and notes of Amen Properties, Inc. (the "Registrant") included in its annual report filed on Form 10-KSB for the year ended December 31, 2005 and its quarterly report filed on Form 10-QSB for the period ended March 31, 2006.

The following unaudited pro forma balance sheet as of March 31, 2006 have been prepared to give effect to the acquisition of the undivided interest in Priority Power Management, Ltd by NEMA Properties, LLC, a wholly owned subsidiary of the Registrant, as if the acquisition occurred on March 31, 2006.

The following unaudited pro forma statements of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 have been prepared to give effect to the acquisition of the Priority Power Management, Ltd. by NEMA Properties, LLC as if the acquisition had occurred on January 1, 2005.

These unaudited pro forma financial statements are prepared for informational purposes only. These unaudited pro forma statements of operations are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition occurred as of January 1, 2005.

                              AMEN PROPERTIES, INC.
                             PRO FORMA BALANCE SHEET
                                 MARCH 31, 2006

                                                                   Priority Power
                                                                     Management,
                                            Amen Properties,       Ltd. Combined
                                           Inc. Consolidated         Financial                                    Pro Forma
                                             Financials (a)         Statements (b)          Adjustments              Total
                                          ------------------    -------------------    -------------------      ---------------
ASSETS:
Cash and cash equivalents                         2,005,370                783,152              (500,000)   (c)      2,288,522
Accounts receivable                                 858,891                427,922                      -            1,286,813
Other current assets                                199,680                  1,497                                     201,177
Restricted cash and short-term
 investments                                      4,303,104                      -                      -            4,303,104
Goodwill                                                  -                      -              2,916,085   (d)      2,916,085
Property, plant and equipment
 (net of accumulated depreciation)                8,020,510                 40,123                 56,344   (e)      8,116,977
Royalty interests                                   133,423                      -                      -              133,423
Long-term investments                                62,350                      -                      -               62,350
Other assets                                         40,498                 30,782                      -               71,280
                                          ------------------    -------------------    -------------------      ---------------
            Total assets                         15,623,826              1,283,476              2,472,429           19,379,731
                                          ==================    ===================    ===================      ===============

Liabilities and equity
Current liabilities                               1,782,532                525,854                245,912   (f)      2,554,298
Long-term obligations                             7,146,890                      -              2,984,139   (g)     10,131,029
Minority interest                                   365,868                136,250              (136,250)   (h)        365,868
Equity                                            6,328,536                621,372              (621,372)   (i)      6,328,536
                                          ------------------    -------------------    -------------------      ---------------
    Total liabilities and equity                 15,623,826              1,283,476              2,472,429           19,379,731
                                          ==================    ===================    ===================      ===============


     (a)  Historical   financial   information   has  been   obtained  from  the
          Registrant's quarterly report filed on Form 10-QSB for the period ended March 31, 2006.

     (b) Reflects the Combined Balance Sheets of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd. for the period ended March 31, 2006.

     (c) Reflects the net cash paid at closing on the purchase of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd.

     (d) Reflects the excess cost over the sum of the amounts assigned to tangible assets, acquired liabilities and the debt assumed.

     (e) Reflects the increase in the tangible assets to their fair market value.

     (f)  Reflects the current portion of the long-term debt assumed.

     (g)  Reflects the long-term portion of the debt assumed.

     (h) Reflects the decrease in the minority interest as 100% of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd. was purchased.

     (i)  Reflects  the   partnership   capital   accounts  of  Priority   Power
          Management, Ltd and Priority Power Management Dallas, Ltd.

                              AMEN PROPERTIES, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2006

                                                  Amen Properties,        Priority Power
                                                  Inc. Consolidated        Management                                 Pro Forma
                                                   Financials (a)           Ltd. (b)           Adjustments              Total
                                                  ------------------    ------------------    ---------------       ---------------
Operating revenue:
  Rental revenue                                  $         751,605                     -            (5,411)   (c)         746,194
  Retail electricity revenue                              3,168,707                     -                                3,168,707
  Management consulting fees                                      -               649,004                                  649,004
                                                  ------------------    ------------------    ---------------       ---------------
           Total revenue                                  3,920,312               649,004           (5,411)              4,563,905
                                                  ------------------    ------------------    ---------------       ---------------
Operating expense:
  Cost of goods and services                              2,820,418                51,643                  -             2,872,061
  Rental property operations                                478,386                     -                  -               478,386
  General and administrative                                236,692               291,573            (5,411)  (c)          522,854
  Depreciation, amortization and depletion                  102,276                19,118                  -               121,394
                                                  ------------------    ------------------    ---------------       ---------------
          Total operating expense                         3,637,772               362,334            (5,411)             3,994,695
                                                  ------------------    ------------------    ---------------       ---------------
Net income from operations                                  282,540               286,670                  -               569,210
                                                  ------------------    ------------------    ---------------       ---------------
Other income (expense):
 Interest income                                             49,701                 4,006                  -                53,707
 Interest expense                                         (140,662)                     -           (57,818)  (d)        (198,480)
 Other income (expense)                                      22,945                    50                  -                22,995
                                                  ------------------    ------------------    ---------------       ---------------
        Total other income (expense)                       (68,016)                 4,056           (57,818)             (121,778)
                                                  ------------------    ------------------    ---------------       ---------------
Net income  (loss)  before  income taxes and
minority interest                                           214,524               290,726           (57,818)               447,432

Income taxes                                                      -                     -                  -                     -

Minority interest                                          (21,870)              (54,610)             54,610              (21,870)
                                                  ------------------    ------------------    ---------------       ---------------
NET (LOSS) INCOME                                 $          192,654               236,116            (3,208)               425,562
                                                  ==================    ==================    ===============       ===============
Net income per common share - basic               $              .09                                                            .19
                                                  ==================                                                ===============
Net income per common share - diluted             $              .05                                                            .12
                                                  ==================                                                ===============
Weighted  average  number of  common  shares
outstanding - basic                                       2,206,215                                                      2,206,215
                                                  ==================                                                ===============
Weighted  average  number of  common  shares
outstanding - diluted                                     3,555,979                                                      3,555,979
                                                  ==================                                                ===============


     (a)  Historical   financial   information   has  been   obtained  from  the
          Registrant's quarterly report filed on Form 10-QSB for the period ended March 31, 2006.

     (b) Reflects the combined operating results of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd. for the period ended March 31, 2006.

     (c) Reflects the inter-company rental fees for Priority Power Management, Ltd's leased office space.

     (d) Reflects the interest expense associated with the note payable to the selling partners of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd.

                              AMEN PROPERTIES, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                  Amen Properties,        Priority Power
                                                  Inc. Consolidated        Management                                 Pro Forma
                                                   Financials (a)           Ltd. (b)           Adjustments              Total
                                                  ------------------    ------------------    ---------------       ---------------
Operating revenue:
  Rental revenue                                  $       3,008,669                     -           (20,000)   (c)     2,988,669
  Retail electricity revenue                              7,172,223                     -                 -            7,172,223
  Management consulting fees                                      -             1,878,805                 -            1,878,805
                                                  ------------------    ------------------    ---------------      ---------------
           Total revenue                                 10,180,892             1,878,805           (20,000)          12,039,697
                                                  ------------------    ------------------    ---------------      ---------------
Operating expense:
  Cost of goods and services                              6,923,619               115,444                 -            7,039,063
  Rental property operations                              1,941,620                     -           (20,000)   (c)     1,921,620
  General and administrative                                929,653               871,347                 -            1,801,000
   Depreciation, amortization and depletion                 387,669                95,521                 -              483,190
                                                  ------------------    ------------------    ---------------      ---------------
          Total operating expense                        10,182,561             1,082,312           (20,000)          11,244,873
                                                  ------------------    ------------------    ---------------      ---------------
Net income from operations                                   (1,669)              796,493                 -              794,824
                                                  ------------------    ------------------    ---------------      ---------------
Other income (expense):
 Interest income                                             71,017                17,566                 -               88,583
 Interest expense                                          (552,567)                    -          (245,625)   (d)      (798,192)
 Impairment of note receivable                             (186,555)                    -                 -             (186,555)
 Impairment of contract rights                                    -               (66,514)                -              (66,514)
 Settlement expense                                                              (391,327)                -             (391,327)
 Other income (expense)                                      56,553                   333                 -               56,886
                                                  ------------------    ------------------    ---------------      ---------------
        Total other income (expense)                       (611,552)             (439,942)         (245,625)          (1,297,119)
                                                  ------------------    ------------------    ---------------      ---------------
Net income  (loss)  before  income taxes and
minority interest                                          (613,221)              356,551          (245,625)            (502,295)

Income taxes                                                      -                     -                 -                    -

Minority interest                                           (91,341)              (81,640)           81,640              (91,341)
                                                  ------------------    ------------------    ---------------      ---------------
NET (LOSS) INCOME                                 $        (704,562)              274,911          (163,985)            (593,636)
                                                  ==================    ==================    ===============      ===============
Net income per common share - basic               $            (.32)                                                        (.27)
                                                  ==================                                               ===============
Net income per common share - diluted             $            (.32)                                                        (.27)
                                                  ==================                                               ===============
Weighted  average  number of  common  shares
outstanding - basic                                       2,203,073                                                    2,203,073
                                                  ==================                                               ===============
Weighted  average  number of  common  shares
outstanding - diluted                                     2,203,073                                                    2,203,073
                                                  ==================                                               ===============

     (a)  Historical   financial   information   has  been   obtained  from  the
          Registrant's annual report filed on Form 10-KSB for the year ended December 31, 2005.

     (b) Reflects the combined operating results of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd. for the year ended December 31, 2005.

     (c) Reflects the inter-company rental fees for Priority Power Management, Ltd's leased office space.

     (d) Reflects the annual interest expense associated with the note payable to the selling partners of Priority Power Management, Ltd and Priority Power Management Dallas, Ltd.